Exhibit (j)(ii)

Ernst & Young LLP	Tel: +1 612 808 9991
700 Nicollet Mall	ey.com
Suite 500
Minneapolis, MN 55402

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm,” and “Financial Statements” in the Statement of Additional Information, each dated September 26, 2025, and each included in this Post-Effective Amendment No. 53 to the Registration Statement (Form N-1A, File No. 333-30470) of The Arbitrage Funds (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated July 30, 2024, with respect to the financial statements and financial highlights of Arbitrage Fund, Water Island Event-Driven Fund, and Water Island Credit Opportunities Fund (three of the funds constituting The Arbitrage Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended May 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

Minneapolis, Minnesota

September 26, 2025